Exhibit (h)

STELLUS CAPITAL INVESTMENT CORPORATION
(a Maryland Corporation)
2,750,000 Shares of Common Stock
Par Value $0.001 per Share

UNDERWRITING AGREEMENT

March 15, 2019

Raymond James & Associates, Inc.
Keefe, Bruyette & Woods, Inc.

As Representatives of the Underwriters
named in Schedule A

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Keefe, Bruyette & Woods, Inc.
787 7th Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

Each of Stellus Capital Investment Corporation, a Maryland corporation (the “Company”), and Stellus Capital Management, LLC, a Delaware limited liability company (the “Advisor”) registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”), confirms its agreement with the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Raymond James & Associates, Inc. (“Raymond James”) and Keefe, Bruyette & Woods, Inc. (“KBW”) (together with Raymond James, the “Representatives”) are acting as representatives, with respect to the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly (the “Offering”), of the respective number of shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), set forth in Schedule A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 3(b) of this Underwriting Agreement (this “Agreement”) to purchase all or any part of 412,500 additional Common Shares. The aforesaid 2,750,000 Common Shares (the “Firm Shares”) to be purchased by the Underwriters and all or any part of the 412,500 Common Shares to be purchased by the Underwriters from the Company subject to the option described in Section 3(b) of this Agreement (the “Option Shares”) are collectively referred to as the “Shares.”

The Company has entered into an (i) Investment Advisory Agreement, dated as of September 24, 2012 (the “Investment Advisory Agreement”), with the Advisor, and (ii) Administration Agreement, dated as of October 23, 2012 (the “Administration Agreement”), with the Advisor.

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The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has elected to be subject to Sections 55 through 65 of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “1940 Act”), and to be treated as a business development company (“BDC”) under the 1940 Act. The Company has elected to be treated for federal income tax purposes as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)).

Pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), the Company has filed with the United States Securities and Exchange Commission (the “Commission”) a universal shelf registration statement on Form N-2 (File No. 333-216138), which registers the offer and sale of Common Shares, preferred stock, debt securities, warrants, and subscription rights of the Company to be issued from time to time by the Company, including the Shares to be issued and sold by the Company hereunder. The registration statement, as amended, including the exhibits and schedules thereto, at the time it became effective, including any information contained in a prospectus or prospectus supplement subsequently filed with the Commission pursuant to Rule 497 under the 1933 Act (“Rule 497”) and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430C under the 1933 Act, any registration statement filed pursuant to Rule 462(b) under the 1933 Act, and any post-effective amendment thereto, are collectively hereinafter referred to as the “Registration Statement.”

The base prospectus in the form that was most recently filed with the Commission and declared effective on or prior to the date of this Agreement, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus and the preliminary prospectus supplement, dated March 14, 2019, that was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 497 relating to the Shares, is herein called the “Preliminary Prospectus.” The Company will file with the Commission in accordance with Rule 497 under the 1933 Act, a final prospectus supplement (the “Prospectus Supplement”) supplementing the Base Prospectus in connection with the sale of the Shares. The Base Prospectus and Prospectus Supplement are hereinafter referred to collectively as the “Prospectus.”

The Preliminary Prospectus, together with the information set forth on Schedule B hereto (which information the Representatives have informed the Company is being conveyed orally by the underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Shares in the Offering), all considered together, is hereinafter referred to as the “Disclosure Package.”

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

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SECTION 1. REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

The Company represents and warrants to and agrees with each of the Underwriters, as of the date hereof, the Applicable Time (as defined below), the Closing Time (defined below) referred to in Section 3(c) hereof and each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a)               Compliance with Registration Requirements.

(i)                 The Company meets the eligibility requirements for use of Form N-2. The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or suspending the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with.

(ii)              At the respective times the Registration Statement and any post-effective amendment thereto became effective and at the Closing Time (and, if any Option Shares are purchased, at the applicable Date of Delivery), the Registration Statement, and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Preliminary Prospectus, the Prospectus nor any amendment or supplement thereto, at the time the Preliminary Prospectus or such amendment or supplement thereto or Prospectus or any such amendment or supplement thereto was issued and at the Closing Time (and, if any Option Shares are purchased, at the applicable Date of Delivery), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus (including any amendments or supplements to the Registration Statement or the Prospectus) made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter for use in the Registration Statement or the Prospectus (or any amendments or supplements to the Registration Statement or the Prospectus), it being understood and agreed that such information consists solely of the information described in Section 7(f) below.

(iii)            The Disclosure Package, as of the Applicable Time, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter expressly for use therein, it being understood and agreed that such information consists solely of the information described in Section 7(f) below. As used in this subsection and elsewhere in this Agreement “Applicable Time” means 9:25 a.m. (Eastern time) on March 15, 2019; provided that, if, subsequent to the date of this Agreement, the Company and the Representatives have determined that the Disclosure Package included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein, in light of the circumstances under which they were made, not misleading, and have agreed, in connection with the public offering of the Shares, to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then “Applicable Time” will refer to the information available to purchasers at the time of entry into the first such new contract.

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(iv)             The Preliminary Prospectus when first filed under Rule 497 and as of its date complied in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was substantially identical to the copy thereof delivered to the Underwriters for use in connection with this Offering. The Prospectus Supplement when first filed under Rule 497 and as of its date will comply in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriters for use in connection with this Offering.

(v)               The Company’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), registering the Common Shares pursuant to Section 12(b) of the 1934 Act, is effective and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the 1934 Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(b)               Preparation of the Financial Statements. The consolidated financial statements, together with the related schedules and notes thereto, filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Other than the financial statements included in the Registration Statement, no other financial statements or supporting schedules are required to be included therein. The financial data and financial information included in the Prospectus and the Disclosure Package under the caption “Selected Financial Data” present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

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(c)               Organization.

(i)                 The Company is duly organized, validly existing as a corporation and in good standing under the laws of the State of Maryland. The Company is duly qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct its businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have or reasonably be expected to have, a material adverse effect on the business, operations, properties, financial condition, prospects, stockholder’s equity or results of operations of the Company taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(ii)              Stellus Capital SBIC, LP (the “SBIC Fund”) is a limited partnership duly organized and validly existing as a limited partnership under the laws of the state of Delaware and is duly qualified as a foreign limited partnership to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding partnership interests of the SBIC Fund, have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the SBIC Fund, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(d)               Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) the SBIC Fund, (ii) Stellus Capital SBIC II, LP, a limited partnership formed solely for the purpose of applying for a license to operate as a small business investment company that has not yet commenced operations, (iii) those corporations or other entities described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company”) and collectively, the “Portfolio Companies”) and (iv) 100% interests in tax blocker companies that hold equity interests in one or more Portfolio Companies. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act, any of the Portfolio Companies.

(e)               No Violation or Default. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not and the performance of its obligations under this Agreement will not result in a violation of its charter or by-laws or similar organizational documents; (ii) default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder shall not cause a default under any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for any such default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(f)                No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been (i) any Material Adverse Effect, (ii) other than this Agreement, any transaction which is material to the Company taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company which is material to the Company taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, other than in each case above (A) in the ordinary course of business, (B) as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus or (C) where such matter, item, change, or development would not make the statements in the Registration Statement, the Disclosure Package or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)               Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus as of the dates referred to therein and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in or contemplated by the Registration Statement, the Disclosure Package or the Prospectus, including pursuant to the Company’s dividend reinvestment plan, as of the date referred to therein, the Company did not have reserved or available for issuance any Common Shares in respect of options, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(h)               Portfolio Companies. The Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements evidencing the investments described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current in all material respects with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect.

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(i)                 Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized, executed and delivered by the Company in accordance with the 1940 Act and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(j)                 Authorization of Common Shares. None of the outstanding Common Shares of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company, nor does any person have any preemptive right of first refusal or other right to acquire any of the Shares covered by this Agreement. No shares of preferred stock of the Company have been designated, offered, sold or issued and none of such shares of preferred stock are currently outstanding. The Shares to be purchased by the Underwriters from the Company have been duly authorized by the board of directors of the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(k)               No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company of this Agreement, or the issuance and sale by the Company of the Shares as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under the 1934 Act and applicable state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange (“NYSE”).

(l)                 No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Shares, upon the vesting of restricted stock units, or upon the exercise of options or vesting of restricted stock units that may be granted from time to time under the Company’s stock incentive plans, if any), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Shares or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, and (iii) no Person has the right, contractual or otherwise, to require the Company to register under the 1933 Act any Common Shares or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Common Shares as contemplated thereby or otherwise, except for such rights as have been waived on or prior to the date hereof.

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(m)             Independent Registered Public Accounting Firm. Grant Thornton LLP (the “Accountant”), whose report on the financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and included in the Registration Statement, the Disclosure Package and the Prospectus, are and, during the periods covered by their report, were an independent public registered accounting firm within the meaning of the 1933 Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(n)               No Litigation. There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement (collectively, the “Actions”); to the Company’s knowledge, no such Actions are threatened by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits, proceedings or, to the Company’s knowledge, investigations that are required under the 1933 Act to be described in the Registration Statement and the Prospectus; and (ii) there are no contracts or other documents that are required under the 1933 Act to be filed as exhibits to the Registration Statement that are not so filed.

(o)               Licenses and Permits. The Company possesses or has obtained, all governmental licenses, certificates, consents, orders, approvals, permits and other authorizations necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Disclosure Package and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not received written notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)               No Material Defaults. The Company has not defaulted on any installment on indebtedness for borrowed money or on any rental or one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the 1934 Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental or one or more long-term leases.

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(q)               Lock-Up Agreements. The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement’) in substantially the form set forth as Schedule D hereto, from each of the Company’s executive officers and directors listed on Schedule E hereto, and the Company has provided written instructions to the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to the Common Shares subject to any Lock-Up Agreement during the Lock-Up Period (as defined below).

(r)                Advisory Agreement. The terms of the Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and the approvals by the board of directors and the Company’s stockholders have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(s)                Certain Market Activities. Neither the Company, nor, to the Company’s knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(t)                 Broker/Dealer Relationships. Neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual). To the Company’s knowledge, no officer or director of the Company is an associated person of a FINRA registered broker-dealer firm.

(u)               Taxes. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the SBIC Fund have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been asserted or threatened against it, which would have a Material Adverse Effect.

(v)               Title to Property. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the SBIC Fund have good and marketable title to all personal property (excluding Intellectual Property, which is addressed below) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it that are material to the business of the Company, in each case free and clear of all liens, encumbrances and claims, except for any failure to have good and valid title for any liens, encumbrances and claims that (i) do not materially interfere with the use made of such property by the Company or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company owns no real property.

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(w)             Intellectual Property. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the SBIC Fund own, license, or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of its business as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict would reasonably be expected to result in a Material Adverse Effect; the Company has not received any written notice of any claim challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company which claim would reasonably be expected to result in a Material Adverse Effect.

(x)               Disclosure Controls. The Company maintains systems of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y)               Sarbanes-Oxley. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

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(z)               Finder’s Fees. The Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(aa)            Labor Disputes. The Company does not have any employees. To the knowledge of the Company, no labor disturbance by or dispute with employees of the Advisor exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(bb)           1940 Act. The Company is not, and after giving effect to the offering and sale of the Shares will not be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are defined in the 1940 Act. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect, and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies and the rules and regulations of the Commission thereunder applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Material Adverse Effect.

(cc)            Operations. The operations of the Company and the SBIC Fund are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company and the SBIC Fund are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company and the SBIC Fund (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)           Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates, subsidiaries and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources.

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(ee)            Margin Rules. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ff)              New York Stock Exchange. The Shares are registered pursuant to Section 12(b) of the 1934 Act and are listed on the NYSE and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing the Common Shares for trading on the NYSE.

(gg)           Insurance. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company maintains insurance in such amounts and covering such risks as the Company reasonably believes are adequate for its business and customary for companies of similar size engaged in similar businesses in similar industries.

(hh)           No Improper Practices. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, (i) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any affiliate, on the one hand, and the directors, officers and stockholders of the Company on the other hand that is required by the 1933 Act to be described in the Registration Statement, Disclosure Package or Prospectus that is no so described; (ii) no relationship, direct or indirect, exists between or among the Company or any affiliate, on the one hand, and the directors, officers, stockholders or directors of the Company, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, Disclosure Package or Prospectus that is not so described; (iii) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of its officers or directors or any of the members of the families of any of them; (iv) the Company has not offered, or caused any Underwriter to offer, Common Shares to any person with the intent to influence unlawfully a trade journalist or publication to write or publish favorable information about the Company or any of its products or services, and, (v) neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, Disclosure Package or Prospectus.

(ii)              Status Under the 1933 Act. The Company was not and is not an ineligible issuer as defined in Rule 405 of the 1933 Act at the times specified in Rules 164 and 433 of the 1933 Act in connection with the offering of the Shares.

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(jj)              No Conflicts. Neither the execution of this Agreement by the Company, nor the issuance, offering or sale of the Shares, nor the consummation by the Company of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company is a party or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches, defaults and liens, charges and encumbrances that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the certificate of incorporation or bylaws of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except where such violation would not reasonably be expected to have a Material Adverse Effect.

(kk)           RIC Status. The Company has elected (which election has not been revoked) to be treated, and intends to be continue to operate its business so as to qualify, as a regulated investment company (“RIC”) under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(ll)              Affiliated Persons. (i) No person is serving or acting as an officer, director or investment advisor of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(mm)      No Violation of Foreign Corrupt Practices Act of 1977. None of the Company, the SBIC Fund nor, to the knowledge of the Company, any director, officer, employee, affiliate or other person acting behalf of the Company or the SBIC Fund, is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”). The Company, the SBIC Fund and, to the knowledge of the Company, its other affiliates (other than the Underwriters) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)           No Sanctions by the Office of Foreign Assets Control. None of the Company, the SBIC Fund nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate (other than the Underwriters) or person acting on behalf of the Company or the SBIC Fund is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the Offering and sale of the Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

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(oo)           Related Party Transactions. There are no business relationships or related party transactions involving the Company, the SBIC Fund or, to the knowledge of the Company, any other person that are required to be described in the Disclosure Package and the Prospectus that have not been described as required.

(pp)           Certificates. Any certificate in the form of Exhibit 6(d) signed by an executive officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter under this Agreement as to the matters set forth therein.

(qq)           Cybersecurity. (i) The Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases, equipment or technology (collectively, “IT Systems and Data”) except in each case as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (ii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE ADVISOR.

The Advisor represents and warrants to and agrees with each of the Underwriters, as of the date hereof, the Applicable Time, the Closing Time referred to in Section 3(c) hereof and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a)               Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Advisor or any of its subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Advisor from carrying out its obligations under the Advisory Agreement (an “Advisor Material Adverse Effect”).

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(b)               Organization. The Advisor has been duly organized and is validly existing limited liability company in good standing under the laws of the State of Delaware, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Advisor has the requisite power and authority to execute and deliver and perform its obligations under the Advisory Agreement; and the Advisor is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Advisor Material Adverse Effect.

(c)               Advisers Act. The Advisor is duly registered with the Commission as an investment advisor under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement for the Company as contemplated by the Registration Statement, the Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Advisor’s knowledge, any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding, which might adversely affect the registration of the Advisor with the Commission.

(d)               No Litigation. There is no action, suit or proceeding or, to the knowledge of the Advisor, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened, against or affecting the Advisor which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in an Advisor Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Advisory Agreement; the aggregate of all pending legal or governmental proceedings to which the Advisor is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Disclosure Package and/or the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Advisor Material Adverse Effect.

(e)               No Defaults. The Advisor is not in violation of its certificate of formation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Advisor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Advisor is subject (collectively, the “Advisor Agreements and Instruments”), except for such defaults that would not reasonably be excepted to result in an Advisor Material Adverse Effect, or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in an Advisor Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Advisory Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Advisor with its respective obligations hereunder and under the Advisory Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor pursuant to the Advisor Agreements and Instruments, except for such violations or defaults that would not reasonably be expected to result in an Advisor Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Advisor; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Advisor or any of its assets, properties or operations except for such violations that would not reasonably be expected to result in an Advisor Material Adverse Effect.

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(f)                Authorization; Enforceability. Each of this Agreement, the Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Advisor. Each of this Agreement, the Advisory Agreement and the Administration Agreement is a valid and binding obligation of the Advisor, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(g)               No Consents Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Advisor of its obligations hereunder, or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained under the 1933 Act and the 1940 Act.

(h)               No Misstatement or Omission. The description of the Advisor contained in the Registration Statement, the Disclosure Package and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i)                 Licenses and Permits. The Advisor possesses such licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (“Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in an Advisor Material Adverse Effect; the Advisor is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Advisor Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in an Advisor Material Adverse Effect; and the Advisor has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Advisor Material Adverse Effect.

(j)                 Key Employees. The Advisor is not aware that (i) any executive, key employee or significant group of employees of the Advisor plans to terminate employment with the Advisor or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Advisor, except where such termination or violation would not reasonably be expected to have an Advisor Material Adverse Effect.

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(k)               Cybersecurity. (i) The Advisor is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Advisor’s or its subsidiaries’ IT Systems and Data except in each case as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (ii) the Advisor and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and the Advisor and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

SECTION 3. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

(a)               Firm Shares. On the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, severally and not jointly, Share amounts, respectively, set forth in the first paragraph of this Agreement, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $14.09 per share (representing a public offering price of $14.43 per share, less an underwriting discount to be paid by the Company of $0.34 per share) the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof. In addition, the Advisor has agreed to separately pay a sales load in the amount of $0.2372 per share to each Underwriter (the “Advisor Sales Load Payment”) with respect to the Firm Shares.

(b)               Option Shares. In addition, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 412,500 Common Shares in the aggregate, at the price per share set forth in Section 3(a) above, less the per share amount of any dividend or other distribution declared by the Company, the record date of which occurs during the period from the Closing Time through the applicable Date of Delivery (as defined below) with respect thereto. The option hereby granted will expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives, on behalf of the Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven (7) full business days and no earlier than three (3) full business days after the exercise of said option, unless the Date of Delivery is at the Closing Time. The Date of Delivery may also be earlier than three (3) full business days if mutually agreed upon by the Representatives and the Company but in no event shall the Date of Delivery take place prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of a fractional number of Option Shares plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof. In addition, the Advisor has agreed to separately pay the Advisor Sales Load Payment with respect to the Option Shares.

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(c)               Payment. Payment of the purchase price for, and delivery of certificates, if any, for the Firm Shares shall be made at the offices of Eversheds Sutherland (US) LLP, 700 Sixth Street, NW, Suite 700, Washington, D.C. 20001, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (Eastern time) on the second (third, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company, by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the applicable Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)               Denominations; Registration. Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two (2) full business days before the Closing Time or the applicable Date of Delivery, as the case may be. The certificates for the Firm Shares and the Option Shares, if the Company determines to issue any such certificates, will be made available for examination and packaging by the Representatives in Washington, D.C. no later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the applicable Date of Delivery, as the case may be. The Firm Shares and the Option Shares to be purchased hereunder shall be delivered at the Closing Time or the applicable Date of Delivery, as the case may be, through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefore in immediately available funds to the order of the Company.

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SECTION 4. COVENANTS.

The Company and the Advisor, jointly and severally, covenant with each Underwriter as follows:

(a)               Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4 (b), will comply with the requirements of Rule 430C under the 1933 Act, and will notify the Representatives as soon as practicable, and, in the case of clauses (ii)-(iv) of this Section 4(a), confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings required by Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)               Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Preliminary Prospectus or to the Prospectus, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)               Delivery of Registration Statements. Upon request the Company will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)               Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus and the Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e)               Continued Compliance with Securities Laws. The Company will comply with the 1933 Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)                Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).

(g)               Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Representatives, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States (or outside of the United States) as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the foregoing shall not apply to the extent that the Shares are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)               Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than sixteen (16) months after the date hereof, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

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(i)                 Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Prospectus and the Disclosure Package under “Use of Proceeds.”

(j)                 Listing. The Company will use its reasonable best efforts to cause the Shares to be approved for listing on the NYSE, subject only to official notice prior to the date the Shares are issued.

(k)               Restriction on Sale of Shares. During a period of ninety (90) days from the date of the Prospectus Supplement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives (which consent will not be unreasonably withheld), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The restrictions in this section shall not apply to (A) the Shares to be sold hereunder or (B) the Common Shares issuable pursuant to the Company’s dividend reinvestment plan.

(l)                 Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1934 Act and the 1940 Act within the time periods required by the 1933 Act, the 1934 Act and the 1940 Act, as applicable.

(m)             Subchapter M. The Company has qualified to be taxed as a RIC and will use its best efforts to maintain such qualification and election as a RIC under Subchapter M of the Code.

(n)               No Manipulation of Market for Shares. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares in violation of federal or state securities laws.

(o)               Continued Compliance with SBA Requirements. The Company will use its best efforts to cause the SBIC Fund to continue to comply with the requirements for qualification as an SBIC and to meet its obligations as an SBIC licensed by the SBA.

SECTION 5. PAYMENT OF EXPENSES.

(a)               Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the Offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares, if any, to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Prospectus, any offering material and any amendments or supplements thereto, (v) the fees and expenses of any transfer agent or registrar for the Shares, (vi) the fees and expenses of the custodian and the transfer agent and registrar for the Common Shares, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares, (viii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, and (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged or approved by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, the cost of transportation (other than aircraft) chartered in connection with the road show.

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(b)               Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a) hereof, the Company shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Advisor contained in Section 1 and Section 2 hereof, respectively, or in certificates of any officer of the Company and the Advisor delivered pursuant to the provisions hereof, to the performance by the Company and the Advisor of their covenants and other obligations hereunder, and to the following further conditions:

(a)               Effectiveness of Registration Statement. The Registration Statement shall be effective at the Closing Time (and at the applicable Date of Delivery), and no stop order or other temporary or permanent order or decree (whether under the 1933 Act or otherwise) suspending the effectiveness of the Registration Statement or the use of the Prospectus shall have been issued or otherwise be in effect, and no proceedings with respect to either shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 497.

(b)               Opinion of Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, from Eversheds Sutherland (US) LLP, counsel for the Company and the Advisor as to matters set forth in Schedule C hereto.

(c)               Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, from Mayer Brown LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions, other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

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(d)               Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, and the Representatives shall have received a certificate of a duly authorized officer and the chief financial or chief accounting officer of the Company dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, pursuant to Section 8(d) of the 1933 Act, has been issued and no proceedings for any such purpose have been instituted or, to the knowledge of the Company, are pending or are contemplated by the Commission.

(e)               Manager’s or Officer’s Certificate of the Advisor. At the Closing Time, the Representatives shall have received a certificate of a duly authorized manager or officer of the Advisor dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (ii) the Advisor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(f)                Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Grant Thornton LLP a letter, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(g)               Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Grant Thornton LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(f) hereof, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

(h)               No Objection. At the Closing Time, the Representatives shall have received confirmation from FINRA that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the Offering.

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(i)                 Lock-Up Agreements. The Company shall have procured for the benefit of the Underwriters, Lock-up Agreements substantially in the form of Schedule D attached hereto, from each of the Company’s executive officers and directors listed on Schedule E hereto.

(j)                 Approval of Additional Listing. At the Closing Time, the Shares shall have been approved for listing on the NYSE, subject only to official notice and the Company will be in compliance in all material respects with the NYSE listing requirements.

(k)               Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)                 Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the applicable Date of Delivery, the Representatives shall have received:

(i)                 Officers’ Certificates of the Company. Certificates, dated such Date of Delivery, of a duly authorized officer and the chief financial or chief accounting officer of the Company confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii)              Managers or Officer’s Certificate of the Advisor. Certificate, dated such Date of Delivery, of a duly authorized manager or officer of the Advisor confirming that the information contained in the certificate delivered by the Advisor at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(iii)            Opinion of Counsel for the Company. The opinion of Eversheds Sutherland (US) LLP, acting as counsel for the Company and the Advisor dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iv)             Opinion of Counsel for the Underwriters. The opinion of Mayer Brown LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(v)               Bring-down Comfort Letter. A letter from Grant Thornton LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(f) hereof, except that the specified date referred to shall be a date not more than three (3) business days prior to the applicable Date of Delivery.

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(m)             Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 2, 7, 8, 9 and 14 shall survive any such termination and remain in full force and effect.

SECTION 7. INDEMNIFICATION.

(a)               Indemnification of Underwriters by the Company and the Advisor. The Company and the Advisor, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and employees, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against:

(i)                 any and all loss, damage, expense, liability or claim whatsoever (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the 1940 Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, or the Prospectus, (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              against any and all loss, damage, expense, liability or claim whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission referred to in clause (i), or any such alleged untrue statement or omission; provided that (subject to Section 7(f) below) any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any actual or threatened litigation (including the fees and disbursements of counsel chosen by the Representatives), or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

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Notwithstanding the foregoing, the indemnification provisions set forth in this Section 7(a) shall not apply to any loss, damage, expense, liability or claim to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or their counsel expressly for use in the Registration Statement (or any amendment thereto), the Disclosure Package, or the Prospectus or in any offering material (or any amendment or supplement to any of the foregoing), it being understood and agreed upon that such written information furnished by any Underwriter to the Company consists solely of the information set forth in Section 7(f) below. Moreover, that the Company will not be liable to any Underwriter with respect to the Prospectus to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Preliminary Prospectus, including any amendment or supplement thereto, (ii) the Company has informed the Underwriters of such untrue statement or alleged untrue statement or omission or alleged omission in writing at least twenty-four (24) hours prior to the Applicable Time, (iii) the Company has filed an amended Prospectus with the Commission correcting such untrue statement or alleged untrue statement or omission or alleged omission prior to the Applicable Time, (iv) the Company has provided to the Underwriters an amended Prospectus correcting such untrue statement or alleged untrue statement or omission or alleged omission at least twenty-four (24) hours prior to the Applicable Time and requested in writing that the Underwriters deliver such amended Prospectus to the persons to whom the Underwriters are selling the Shares, and (v) the Company proves that such loss, claim, damage or liability results from the fact that such Underwriter has sold Shares to a person to whom such Underwriter has failed to deliver such amended Prospectus.

(b)               Indemnification of the Company, the Advisor, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Advisor, and their respective directors, managers, officers, and each person, if any, who controls the Company or the Advisor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, damage, expense, liability or claim described in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Disclosure Package, or the Prospectus or in any offering material (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives or their counsel expressly for use in the Registration Statement (or any amendment thereto), the Disclosure Package, the Prospectus or in any offering material (or any amendment or supplement to any of the foregoing), it being understood and agreed upon that the only such written information furnished by any Underwriter to the Company consists of the information set forth in Section 7(f) below.

(c)               Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to subsection (a) of this Section 7 counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to subsection (b) of this Section 7, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)               Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection (a)(ii) of this Section 7 effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(e)               Limitations on Indemnification. Any indemnification by the Company or the Advisor shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

(f)                Information Provided By Underwriters. The Company, the Advisor and the Underwriters acknowledge and agree that (i) the concession and reallowance figures appearing in the “Underwriting” section under the caption “Commissions and Discounts” in the Prospectus, (ii) the information appearing in the “Underwriting” section under the caption “Price Stabilization; Short Positions” in the Prospectus and (iii) the list of Underwriters and their respective participation in the sale of the Shares, which is set forth in the table under the caption “Underwriters” in the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

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SECTION 8.  CONTRIBUTION.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters (whether from the Company or otherwise), in each case as set forth on the cover of the Prospectus Supplement bear to the aggregate public offering price of the Shares as set forth on such cover.

The relative fault of the Company, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9.  REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Advisor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Advisor, and shall survive delivery of the Shares to the Underwriters.

SECTION 10. TERMINATION OF AGREEMENT.

(a)               Termination; General. The Representatives may terminate this Agreement, by notice to the Company or the Advisor, at any time at or prior to the Closing Time (and, if any Option Shares are to be purchased, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Shares, by notice to the Company or the Advisor, at any time on or prior to the applicable Date of Delivery) (i) if there has been, since the time of execution of this Agreement or since the date of the Prospectus Supplement, any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change whether or not arising in the ordinary course of business, or (ii) if there has been, since the time of execution of this Agreement or since the date of the Prospectus Supplement, any Advisor Material Adverse Change, or any development that could reasonably be expected to result in an Advisor Material Adverse Change, whether or not arising from transactions in the ordinary course of business, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iv) if trading in the Common Shares of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, or the NASDAQ Global Market, has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NYSE, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York state authorities.

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(b)               Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 2, 7, 8, 9, 12, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

(a)               If one or more of the Underwriters shall fail at the Closing Time or any Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Underwriters shall have the right, within twenty-four (24) hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such twenty-four (24)-hour period, then:

(i)                 if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)              if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Advisor.

(b)               No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

(c)               In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Underwriters or the Company shall have the right to postpone the Closing Time or the applicable Date of Delivery, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus Supplement or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

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SECTION 12. NOTICES.

All communications hereunder shall be in writing and shall be mailed, delivered by hand or electronic transmission and confirmed to the parties hereto as follows:

If to the Underwriters:	with a copy to:

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 E-mail: tom.donegan@raymondjames.com Attention: ECM General Counsel	Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 E-mail: apinedo@mayerbrown.com Attention: Anna T. Pinedo, Esq.

Keefe, Bruyette & Woods, Inc. 787 7th Avenue, 4th Floor New York, New York 10019 E-mail: aglaufenberg@kbw.com
If to the Company:	If to the Advisor:
Stellus Capital Investment Corporation 4400 Post Oak Parkway, Suite 2200 Houston, Texas 77027 E-mail: thuskinson@stelluscapital.com Attention: W. Todd Huskinson Chief Financial Officer	Stellus Capital Management, LLC 4400 Post Oak Parkway, Suite 2200 Houston, Texas 77027
with a copy to:

Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, D.C. 20001 Email: stephanihildebrandt@eversheds-sutherland.com Attention: Stephani M. Hildebrandt, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the other parties hereto.

SECTION 13. Recognition of U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)               As used in this Section, the following terms have the respective meanings set forth below:

(i)                 “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)              “Covered Entity” means any of (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)            “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)             “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

SECTION 14. PARTIES.

This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Advisor, and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Advisor and their respective successors and the controlling persons, officers, managers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Advisor, and their respective partners and successors, and said controlling persons and officers, directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. NO FIDUCIARY OBLIGATION.

The Company acknowledges and agrees that each of the Underwriters have acted, and are acting, solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters have not advised, and are not advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matter in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the Advisor, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and has not been and shall not be on behalf of the Company or any other person. It is understood that the Offering price was arrived at through arm’s-length negotiations between the Underwriters and the Company, and that such price was not set or otherwise determined as a result of expert advice rendered to the Company by any Underwriter. The Company acknowledges and agrees that the Underwriters are collectively acting as an independent contractor, and any duty of the Underwriters arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Shares.

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SECTION 16. RESEARCH ANALYST INDEPENDENCE.

The Company and the Advisor acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Shares and/or the Offering that differ from the views of their respective investment banking divisions. The Company and the Advisor hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and/or the Advisor by any Underwriter’s investment banking division. The Company and the Advisor acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

SECTION 17. GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO EASTERN TIME.

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SECTION 18. EFFECT OF HEADINGS.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Advisor and the Underwriters and in accordance with its terms.

Very truly yours,

STELLUS CAPITAL INVESTMENT CORPORATION

By:	/s/ Robert T. Ladd
Name: Robert T. Ladd
Title: Authorized Signatory

STELLUS CAPITAL MANAGEMENT, LLC

By: Stellus Capital Management Holdings, L.P., the Managing Member of Stellus Capital Management, LLC

By: SCM Holdings GP, LLC, General Partner of Stellus Capital Management Holdings, L.P.

By:	/s/ Robert T. Ladd
Name: Robert T. Ladd
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Larry Herman
Name: Larry Herman
Title: Managing Director

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Allen G. Laufenberg
Name: Allen G. Laufenberg
Title: Managing Director

For themselves and as Representatives of the Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Firm Shares
Raymond James & Associates, Inc.	976,250
Keefe, Bruyette & Woods, Inc.	838,750
Goldman Sachs & Co. LLC	412,500
Ladenburg Thalmann & Co. Inc.	220,000
Janney Montgomery Scott LLC	192,500
BB&T Capital Markets	110,000
Total	2,750,000

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SCHEDULE B

Members of the Underwriters’ selling group orally communicated the following information to their respective customers:

Stellus Capital Investment Corporation proposes to sell 2,750,000 Common Shares to the Underwriters (3,162,500 shares including the underwriters’ option to purchase Common Shares).

The purchase price for the Shares will be $14.09 per share, which represents a price to the public of $14.43 per share, less an underwriting discount to be paid by the Company of $0.34 per share.

The Advisor will separately pay the Underwriters the Advisor Sales Load Payment of $0.2372 per share.

The estimated net proceeds before expenses to Stellus Capital Investment Corporation will be $38.7 million or $44.6 million with the full exercise of the Underwriters’ option.

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SCHEDULE C

Form(s) of Opinion from Company and Advisor’s Counsel

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SCHEDULE D

LOCK-UP AGREEMENT

STELLUS CAPITAL INVESTMENT CORPORATION

Raymond James & Associates, Inc.
Keefe, Bruyette & Woods, Inc.

As Representatives of the Underwriters
named in Schedule A

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Keefe, Bruyette & Woods, Inc.
787 7th Avenue, 4th Floor
New York, New York 10019

Re:	Lock-Up Agreement for shares of Stellus Capital Investment Corporation

Ladies & Gentlemen:

The undersigned is an officer and/or director and/or owner of record or beneficially of shares of Stellus Capital Investment Corporation, a Maryland corporation (the “Company”). The Company proposes to carry out a public offering (the “Offering”) of common stock (“Common Stock”) for which you will act as the representatives (the “Representatives”) to the underwriters (the “Underwriters”) listed on Schedule A to the underwriting agreement (the “Underwriting Agreement”) by and among the Company, Stellus Capital Management, LLC and the Representatives. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement (this “Agreement”) in carrying out the Offering and in entering into the Underwriting Agreement with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household and any trustee of any trust that holds Common Stock for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of the Representatives on behalf of the Underwriters (which consent will not be unreasonably withheld), directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any economic benefits or risks of ownership of shares of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Common Stock, in cash or otherwise, or (3) publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the public offering date set forth on the final prospectus used to sell the Common Stock in the Offering (the “Lock-up Period”) pursuant to the Underwriting Agreement.

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The foregoing restrictions have been expressly agreed to by the undersigned so as to preclude the undersigned (or such spouse, family member or trustee) from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a disposition of Common Stock during the Lock-up Period, even if such Common Stock would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock.

The foregoing shall not apply to the following: (1) the registration of or sale to the Underwriters of Common Stock pursuant to the Offering and the Underwriting Agreement, (2) the issuance of shares of Common Stock issuable under the Company’s dividend reinvestment plan, (3) bona fide gifts, succession and inheritance by will or intestacy, (4) transfers to trusts for the benefit of the undersigned, any spouse, immediate family member or a charitable, educational or religious institution by the undersigned; provided, however, that in the case of a transfer under clause (3) or (4), the transferee(s)/donee(s) shall agree in writing prior to such disposition to be bound by the restrictions set forth herein and to the extent any interest in the Common Stock is retained by the undersigned (or such spouse or family member), the Common Stock shall remain subject to the restrictions contained in this Agreement.

The undersigned also agrees and consents (1) with respect to Common Stock held of record by the undersigned, to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Common Stock as described herein except in compliance with this Agreement, and (2) with respect to Common Stock beneficially owned, but not held of record by, the undersigned, to cause the record holder of such Common Stock to agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Common Stock as described herein except in compliance with this Agreement.

It is understood that, if (1) the Company notifies the undersigned that it does not intend to proceed with the Offering or (2) for any reason the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned will be released from its obligations under this Agreement.

This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

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Very truly yours,

Name:
Title:

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SCHEDULE E

LIST OF INDIVIDUALS SUBJECT TO LOCK-UP

Robert T. Ladd

Joshua T. Davis

Dean D’Angelo

W. Todd Huskinson

J. Tim Arnoult

Bruce R. Bilger

Paul Keglevic

William C. Repko

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